SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):  June 1, 2001


             Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identificati
                 of                       on No.)
            Incorporation)


     45200 Business Court, Dulles, VA                  20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:  (703) 650-6000


                               N/A
  (Former Name or Former Address, if Changed Since Last Report)


Item 9.

Atlantic Coast Airlines Holdings, Inc. (Atlantic Coast) (NASDAQ/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen will conduct a presentation with investors and financial analysts during the Merrill Lynch Global Transportation Leaders Conference being held in New York. The presentation is scheduled to take place Monday, June 4, 2001, at approximately 3:50pm.

A live webcast of the conference is being offered by the sponsors. It will be accessible through the following web address:

https://events.mlresearchmedia.com/ml/transportation

The webcast will be presented simultaneous with the conference only.

In addition, the slides and visuals presented at the conference will be available in the "For Investors" section of the Atlantic
Coast website:

www.atlanticcoast.com

Major topics to be covered in the presentation are:

- Discussion of fixed-fee flying and overview of agreements with United and Delta Air Lines.

-     Company infrastructure.

-     Fleet plan and projected capacity growth.

- Agreement with United/US Airways to acquire three regional airlines that are currently wholly-owned by US Airways.


A copy of the press release made in connection with this presentation is filed herewith as Exhibit 99.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.


Date:  June 1, 2001           By:  /S/ David W. Asai
                              Title:    Vice President Finance
                               and Controller
                               (Principal Accounting Officer)